                                                                    EXHIBIT 10.5

                                    SUBLEASE
                                    --------


     THIS SUBLEASE is made as of the ___ day of __________ 1999, by and between OLIN CORPORATION, a Virginia corporation, having offices at 501 Merritt 7, Norwalk, Connecticut 06851 ("Sublandlord") and ARCH CHEMICALS, INC., a Virginia corporation, having offices at 501 Merritt 7, Norwalk, Connecticut 06581 ("Subtenant").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, pursuant to a certain Lease (as amended by that certain First Amendment of Lease dated September 18, 1995 and that certain Second Amendment of Lease dated April ____, 1998, collectively, the "Prime Lease") dated as of April 28, 1995, a copy of which is annexed hereto and made a part hereof as Exhibit A, Fifth Merritt Seven Corporation, as landlord (Merritt 7 Venture L.L.C., as successor in interest to Fifth Merritt Seven Corp. shall be hereinafter referred to as "Prime Landlord"), leased to Subtenant, as tenant, a portion of the building known as 501 Merritt Seven, Norwalk, Connecticut (the "Building"), consisting of approximately 164,017 rentable square feet and more particularly described in the Prime Lease (the "Leased Premises"); and

     WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Leased Premises consisting of approximately 93,560 rentable square feet in accordance with the following terms, covenants, conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Sublandlord and Subtenant do hereby covenant and agree as follows:

     1.        SUBLEASED PREMISES AND TERM.
               ---------------------------

     Subject to the provisions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord, a portion of the Leased Premises consisting of approximately 93,560 rentable square feet, as set forth on the floor plans annexed hereto as Exhibit B-1, B-2 and B-3 (the "Subleased Premises"), for a term (the "Term") commencing February 1, 1999 (the "Commencement Date") and expiring on December 31, 2005 (the "Expiration Date").

     2.        INCORPORATION BY REFERENCE.
               --------------------------

     (a) This is a sublease and anything herein contained to the contrary notwithstanding, all terms, covenants, conditions and provisions herein are in all respects subject and subordinate to the terms, covenants, conditions and provisions of the Prime Lease and all matters to which the Prime Lease is subject and subordinate. All terms, covenants, conditions and provisions of the Prime Lease are incorporated herein as if fully set forth at length, except such as by their nature or purport are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with or modified by any of the provisions of this Sublease, and except that for all purposes of this Sublease, (i) whenever the word "Landlord" appears in the Prime Lease it shall be deemed to read "Sublandlord" (except when the word "Landlord" is used in respect of obtaining Landlord's consent, permission or approval, in which event the word "Landlord" shall mean both Prime Landlord and Sublandlord), (ii) whenever the word "Tenant" appears in the Prime Lease it shall be deemed to read "Subtenant", (iii) whenever the word "Lease" appears in the Prime Lease it shall be deemed to read "Sublease", and (iv) the following Articles and Sections of the Prime Lease shall not be incorporated in this Sublease: Section 1.01, 1.02, 1,04; Article 2;
Article 11; Article 29; Article 31; Article 32; Article 36; Sections 37.1 through 37.12, Sections 37.14 and 37.15.


     (b)  Notwithstanding any provision herein to the contrary:

          (i) the performance by Prime Landlord of its obligations under the Prime Lease, shall, for all purposes hereunder, be deemed to be the performance of such obligations by Sublandlord under the provisions of the Prime Lease incorporated herein by reference, and Sublandlord's obligations under the provisions so incorporated herein, shall be limited to the extent to which such obligations are performed by Prime Landlord under the Prime Lease and Subtenant agrees to look solely to the Prime Landlord for performance of the same;

          (ii) Sublandlord shall not be bound by any warranties and representations made by the Prime Landlord in the Prime Lease;

          (iii) whenever any provision of the Prime Lease requires the Tenant under the Prime Lease to make any payment to Prime Landlord or to take any action within a certain period of time after notice from Prime Landlord, then, Subtenant shall make its analogous payment to Sublandlord or, upon notice from Sublandlord to Subtenant, Subtenant shall take such action within said certain period of time less five (5) days; and

          (iv) whenever any provision of the Prime Lease requiring Prime Landlord to give notice to the Tenant thereunder has been incorporated herein by reference (thus requiring Sublandlord to give such notice to Subtenant) such notice by Sublandlord to Subtenant shall for all purposes hereunder be deemed timely given if given to Subtenant within five (5) days after receipt by Sublandlord of timely notice from Prime Landlord.

     (c) Subtenant covenants and agrees not to violate any of the terms and provisions of the Prime Lease. Subtenant shall be bound by all of the restrictions and limitations placed upon Sublandlord, as Tenant, under the Prime Lease, as if Subtenant were the tenant thereunder. Notwithstanding anything contained to the contrary herein, Sublandlord agrees to use reasonable efforts, without any cost or expense to Sublandlord, to have the Prime Landlord perform its duties and obligations under the Prime Lease and shall cooperate with Subtenant in any proceedings as may be required to obtain from Prime Landlord any such work, services, repairs or other obligations, provided, however, that Subtenant shall indemnify and hold Sublandlord harmless from and against any loss, cost or expense, including, without limitation, reasonable attorneys fees, which may be incurred by Sublandlord in connection with such proceedings.

     3.        RENT.
               ----

     (a) Subtenant shall pay fixed rent to Sublandlord at a monthly rental rate of One Hundred Nine Thousand One Hundred Fifty Three and 33/100 Dollars ($109,153.33), payable in advance, five (5) days prior to the first calendar day of each calendar month during such period, except that Subtenant shall pay the first monthly installment of fixed rent upon the execution and delivery of this Sublease; and

     (b) Subtenant shall pay to Sublandlord, as additional rent, Subtenant's pro-rata share of the additional rent due and payable to Prime Landlord from Sublandlord under the Articles 24 and 26 of the Prime Lease. Subtenant's pro-rata share of electrical costs shall be calculated for the Subleased Premises on the same basis that such costs are calculated for the Leased Premises under
Article 24 of the Prime Lease. Subtenant's pro-rata share of operating expenses, as provided for under Article 26 of the Prime Lease shall be deemed to be 45.43%, based on the fact that the Building consists of 205,932 rentable square feet and the Subleased Premises consist of 93,560 rentable square feet.

     4.        DELIVERY DATE; CONDITIONS OF SUBLEASED PREMISES.
               -----------------------------------------------

     Subtenant hereby agrees to accept possession of the

Subleased Premises in its present, "as is" condition. If Sublandlord is unable to deliver possession of the Subleased Premises on the Commencement Date, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Sublease, but the rent payable hereunder shall be abated (provided Subtenant is not responsible for the inability to obtain possession) until Sublandlord delivers the Subleased Premises to Subtenant.

     5.        NOTICES.
               -------

     Notices by and from Sublandlord shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Subtenant as follows:

               Arch Chemicals, Inc.
               501 Merritt 7
               P.O. Box _________
               Norwalk, CT 06856
               Attn: ________________

with a copy to:
               ______________________
               ______________________
               ______________________
               ______________________

     Notice by and from Subtenant shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Sublandlord as follows:

               Olin Corporation
               501 Merritt 7
               P.O. Box 4500
               Norwalk, CT 06856-4500
               Attn: Corporate Secretary

With a copy to:

               Olin Corporation
               501 Merritt 7
               P.O. Box 4500
               Norwalk, CT 06856-4500
               Attn:  Manager, Real Estate

     Either party may change the address for notice by notice to the other given in accordance with the terms hereof.

     6.   BROKER
          ------

     Subtenant covenants and represents it has dealt with no broker, finder or other like agent in connection with the negotiation or consummation of this Sublease, and that no conversations or negotiations were had with any broker, finder or other like agent concerning the subletting of the Subleased Premises. Subtenant agrees to hold Sublandlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Subtenant with any broker, finder or other like agent.

     7.   INSURANCE.
          ---------

     Whenever any insurance coverage is required to be obtained or maintained by the Tenant under the Prime Lease, Subtenant shall obtain and maintain such insurance coverage naming as insureds therein Prime Landlord, Sublandlord, as their respective interests may appear, and any other party required to be named under the provisions of the Prime Lease.

     8.   CONFLICT OR INCONSISTENCY.
          -------------------------

     In case of any conflict or inconsistency between the provisions of the Prime Lease and this Sublease, the provisions of this Sublease, as between Sublandlord and Subtenant, shall control.

     9.   GOVERNING LAW.
          -------------

     This Sublease shall be governed in all respects by the laws of the State of Connecticut.

     10.  PRIME LANDLORD'S CONSENT.
          ------------------------

     This Sublease is subject to obtaining written consent of Prime Landlord ("Prime Landlord's Consent"), and shall not be effective unless and until such consent is obtained. In the event that Prime Landlord's Consent is not obtained on or before the Commencement Date, unless such date shall be extended by mutual agreement of the parties, this Sublease shall automatically cease and terminate, without any further notice, and all monies paid by Subtenant to Sublandlord shall be returned to Subtenant.

     Whenever the terms of this Sublease require the consent or approval of Sublandlord, the consent or approval of the Prime Landlord shall also be required, except to the extent expressly provided for otherwise in the Prime Lease, this Sublease or Prime

Landlord's Consent.

  11.  PARKING.
       -------


  The provisions of Article 30 of the Prime Lease which have been incorporated herein by reference constitute a part of this Sublease, except that the number of reserved spaces to which Subtenant is entitled is five (5) for handicap/medical use, twelve (12) for fleet vehicles and seven (7) for van pool vehicles.


  12.  ROOF RIGHTS.
       -----------


  Sublandlord shall use reasonable efforts to obtain for Subtenant an equitable share of the "Roof Rights" as provided for, and subject to the terms of Section
37.12 of the Prime Lease, so long as Subtenant's use thereof does not interfere with Sublandlord's use of such rights.

  13.  DOWNSIZING.
       -----------

  Upon receipt of written notice from Subtenant, Sublandlord shall use reasonable efforts to obtain for Subtenant an equitable share of the "downsizing" rights as provided for, and subject to all of the terms of Section
37.08 of the Prime Lease. Sublandlord shall conduct all negotiations and discussions with the Prime Landlord and shall keep Subtenant reasonably appraised of the status thereof. Subtenant shall indemnify and hold harmless Sublandlord from and against all costs, expenses and liabilities arising from Sublandlord's activities in connection with a "downsizing" request by Subtenant.

  14.  TERMINATION.
       ------------

  If Sublandlord and Subtenant have both agreed, in writing, to seek a termination of the Prime Lease in accordance with Section 37.02 thereof, Sublandlord shall act on behalf of the parties in implementing such termination. Subtenant shall indemnify and hold harmless Sublandlord from and against Subtenant's equitable share of all costs, expenses and liabilities arising from Sublandlord's activities in connection with such termination of the Prime Lease.

  15.  HOLDOVER TENANCY.
       ----------------


  If Subtenant holds possession of the Subleased Premises after the Expiration Date, Subtenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Sublease Term and Rent. During such holdover period, if Sublandlord is independently holding over its portion of the Leased Premises,

Subtenant shall pay to Sublandlord a monthly rental equivalent to One Hundred Twenty-Five percent (125%) of the fixed rent payable by Subtenant to Sublandlord under section 3(a) of this Sublease. If Sublandlord is not independently holding over its portion of the Leased Premises, Subtenant shall pay rent as aforesaid plus all costs and expenses, including attorney's fees, incurred by Sublandlord as the result of Subtenant's holdover.

  16.  SURRENDER.
       ---------

  On the last day of the Term, Subtenant shall quit and surrender the Subleased Premises to Sublandlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty. Subtenant shall remove all Subtenant's property in the Subleased Premises, and Sublandlord may monitor and/or videotape Subtenant's move-out.

  IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the day and year first above written.

                                             SUBLANDLORD:
                                             OLIN CORPORATION

___________________
Name:                                        By: __________________________
___________________
Name:                                            Name:
                                                 Title:

                                             SUBTENANT:
                                              ARCH CHEMICALS, INC.

___________________
Name:                                        By: __________________________
___________________
Name:                                            Name:
                                                 Title:

                                   EXHIBIT A
                                   ---------



                                The Prime Lease

                              EXHIBIT B  4 PAGES
                              -----------


                       Floor Plan of Subleased Premises

                                       9